INDEPENDENT AUDITORS' CONSENT



     We consent to the inclusion in this Post-Effective Amendment No.5 to Registration Statement No. 33-57990 of Pamida, Inc. and Pamida Holdings Corporation of our reports dated March 7, 1997 (March 17, 1997 as to Note E) appearing in the Annual Reports on Form 10-K of Pamida, Inc. and Pamida Holdings Corporation for the year ended February 2, 1997, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/Deloitte & Touche LLP

Omaha, Nebraska
April 29, 1997